Exhibit 10.2
AMENDMENT NO. 6 TO CREDIT AGREEMENT
     THIS AMENDING AGREEMENT is made as of the 17th day of September, 2009,
BETWEEN:
JPMORGAN CHASE BANK, N.A.
(hereinafter referred to as the “Agent”)
— and —
THOSE BANKS WHOSE NAMES APPEAR ON THE SIGNATURE PAGES HERETO
(hereinafter collectively referred to as the “Lenders”)
— and —
VITRAN CORPORATION INC., VITRAN EXPRESS CANADA INC. AND VITRAN CORPORATION
(hereinafter collectively referred to as the “Borrowers”)
— and —
THE GUARANTORS WHOSE NAMES APPEAR ON THE SIGNATURE PAGES HERETO
(hereinafter collectively referred to as the “Guarantors”)
          WHEREAS the Agent, the Lenders and the Borrowers entered into a Credit Agreement dated as of July 31, 2007 (the “Original Credit Agreement”);
          AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 1 to Credit Agreement dated as of January 21, 2008 (the “First Amendment”);
          AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 2 to Credit Agreement dated as of April 10, 2008 (the “Second Amendment”);
          AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 3 to Credit Agreement dated as of December 30, 2008 (the “Third Amendment”);
          AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 4 to Credit Agreement dated as of March 6, 2009 (the “Fourth Amendment”);

 2.
          AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 5 to Credit Agreement dated as of May 8, 2009 (the “Fifth Amendment”) (the Original Credit Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment is hereinafter referred to as the “Credit Agreement”);
          AND WHEREAS the Borrowers have requested certain amendments to the Credit Agreement, and the Agent and the Lenders have agreed to grant such amendments, subject to the terms and conditions set out in this Agreement;
          NOW THEREFORE in consideration of the premises and the agreements herein set out and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
INTERPRETATION
1.1 Definitions.
          Unless otherwise defined herein, capitalized terms used in this amendment agreement (this “Agreement”), including in the recitals hereto, shall have the meanings ascribed to such terms in the Credit Agreement.
1.2 References to Credit Agreement.
          Upon execution of this Agreement, the Credit Agreement shall be deemed to have been amended as of the Amendment Effective Date (as that term is defined in Article IV hereof). The terms “hereof”, “herein”, “this agreement” and similar terms used in the Credit Agreement, shall mean and refer to, from and after the Amendment Effective Date, the Credit Agreement as amended by this Agreement.
1.3 Continued Effectiveness.
          Nothing contained in this Agreement shall be deemed to be a waiver by the Agent or the Lenders of compliance by the Borrowers and Guarantors of any covenant or agreement contained in, or a waiver of any Default or Event of Default under, the Credit Agreement or applicable Guarantee and each of the parties hereto agree that the Credit Agreement as amended by this Agreement shall remain in full force and effect.
1.4 Benefit of the Agreement.
          This Agreement shall enure to the benefit of and be binding upon the Borrowers, the Guarantors, the Agent and the Lenders and their respective successors and permitted assigns.
1.5 Invalidity of any Provisions.
          Any provision of this Agreement which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition in such jurisdiction without invalidating the remaining terms and provisions hereof and no such invalidity shall affect the obligation of the Borrower to pay the Secured Obligations in full.

3.

1.6 Captions and Heading.
          The inclusion of headings preceding the text of the sections of this Agreement and the headings following each Article in this Agreement are intended for convenience of reference only and shall not affect in any way the construction or interpretation thereof.
ARTICLE II
AMENDMENTS
2.1 Amendments
          Subject to satisfaction of the conditions precedent set forth in Article IV of this Agreement, the Credit Agreement is hereby amended as follows:
(a)	Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined term in proper alphabetical sequence:
(i)	“2009 Equity Issue” means the issue of equity securities of Vitran for cash in or about September, 2009.
(b)	Section 9.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“9.4	Mandatory Prepayments under the Credit Facilities.
(a)	Asset Dispositions. Until December 31, 2010, 100% of the proceeds of any Permitted Disposition or any sale, assignment, transfer, conveyance or other disposition of any (i) real estate of any Obligor, (ii) rolling stock (including without limitation motor vehicles, tractors and trailers) of any Obligor in an aggregate amount in excess of $1,000,000 to the extent the proceeds from such sale are not reinvested by the applicable Obligor in rolling stock within 90 days of such sale, or (iii) any other assets of the Obligors in an aggregate amount in excess of $1,000,000, in each case net of all expenses of disposition and all taxes related thereto, shall be applied as a mandatory prepayment of the Credit Facilities on the completion of such Permitted Disposition or such other sale, assignment, transfer, conveyance, lease or disposition. Prior to October 1, 2009, any such prepayment shall be applied firstly to the prepayment of outstanding credit under the Revolving Facility, and secondly, if no credit remains outstanding under the Revolving Facility, such proceeds shall be deposited in an account at JPMorgan Canada as cash collateral for the Secured Obligations. From October 1, 2009 to and including December 31, 2010, any such prepayment shall be applied firstly to the prepayment of outstanding credit under the Term Facility (up to a maximum of $2,500,000), secondly to the prepayment of outstanding credit under the Revolving Facility, and thirdly such proceeds shall be deposited in an account at JPMorgan Canada as cash collateral for the Secured Obligations. On October 1, 2009, the Borrowers must make a drawdown under the Revolving Facility in the amount of all prepayments made under the Revolving Facility pursuant to this Section (up to a maximum of $2,500,000) and use the proceeds of such drawdown to make a prepayment of outstanding credit under the Term Facility (the “Term Repayment”). The first $2,500,000 which is prepaid under the Revolving Facility pursuant to this Section may not be re-borrowed until such time as the Term Repayment

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is made. Amounts which are prepaid under the Term Facility as aforesaid may not be re-borrowed.

(b)	2009 Equity Issue. 100% of the net proceeds of the 2009 Equity Issue shall be applied as a mandatory prepayment of the Credit Facilities on the completion of the 2009 Equity Issue. Such prepayment shall be applied to the prepayment of outstanding credit under the Revolving Facility. On October 1, 2009, the Borrowers must make a drawdown under the Revolving Facility in the amount of $7,500,000 and use the proceeds of such drawdown to make a prepayment of outstanding credit under the Term Facility (the “Equity Term Repayment”). The first $7,500,000 which is prepaid under the Revolving Facility pursuant to this Section may not be re-borrowed until such time as the Equity Term Repayment is made. Amounts which are prepaid under the Term Facility as aforesaid may not be re-borrowed.”

(c)	Section 11.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:
“(b)	Debt to EBITDA Ratio. Vitran shall maintain the Debt to EBITDA Ratio (i) for the Fiscal Quarter ending September 30, 2009 at less than or equal to 7.25 to 1, (ii) for the Fiscal Quarter ending December 31, 2009 at less than or equal to 6.75 to 1, (iii) for the Fiscal Quarters ending March 31, 2010 and June 30, 2010 at less than or equal to 6.50 to 1, (iv) for the Fiscal Quarter ending September 30, 2010 at less than or equal to 4.50 to 1, (v) for the Fiscal Quarter ending December 31, 2010 at less than or equal to 3.50, and (vi) for each Fiscal Quarter thereafter at less than or equal to 3.25 to 1.”
(d)	Section 11.1(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:
“(c)	U.S. Borrower Debt to EBITDA Ratio. The U.S. Borrower shall maintain the U.S. Borrower Debt to EBITDA Ratio (i) for the Fiscal Quarter ending September 30, 2009 at less than or equal to 6.75 to 1, (ii) for the Fiscal Quarters ending December 31, 2009, March 31, 2010 and June 30, 2010 at less than or equal to 4.50 to 1, (iii) for the Fiscal Quarter ending September 30, 2010 at less than or equal to 2.75 to 1, and (iv) for each Fiscal Quarter thereafter at less than or equal to 2.50 to 1.”
(e)	Section 11.1(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:
“(d)	EBITDAR to Interest Expenses and Rent Ratio. Vitran shall maintain the EBITDAR to Interest Expenses and Rent Ratio (i) for the Fiscal Quarters ending September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010 at greater than or equal to 1.05 to 1, (ii) for the Fiscal Quarter ending September 30, 2010 at greater than or equal to 1.30 to 1, (iii) for the Fiscal Quarter ending December 31, 2010 at greater than or equal to

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1.40 to 1, and (iv) for each Fiscal Quarter thereafter at greater than or equal to 1.50 to 1.
(f)	Section 11.1(jj) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:
“(jj)	Minimum Rolling Twelve Month EBITDA. Vitran shall maintain Rolling EBITDA (i) for the Fiscal Quarters ending September 30, 2009 and December 31, 2009 at greater than or equal to $14,000,000, (ii) for the Fiscal Quarters ending March 31, 2010 and June 30, 2010 at greater than or equal to $15,000,000, (iii) for the Fiscal Quarter ending September 30, 2010 at greater than or equal to $20,000,000, and (iv) for the Fiscal Quarter ending December 31, 2010 at greater than or equal to $24,000,000.”
(g)	Section 11.2(d) of the Credit Agreement is hereby amended by (i) replacing the date “December 31, 2009” with the date “December 31, 2010” on the third line thereof and (ii) replacing the date “January 1, 2010” with the date “January 1, 2011” on the eighth line thereof.

(h)	Section 11.2(f) of the Credit Agreement is hereby amended by (i) replacing the date “December 31, 2009” with the date “December 31, 2010” on the second line thereof and (ii) replacing the date “January 1, 2010” with the date “January 1, 2011” on the thirteenth line thereof.

(i)	Section 11.2(g) of the Credit Agreement is hereby amended by replacing the date “December 31, 2009” with the date “December 31, 2010” on the second line of each of subparagraphs (vii) and (viii).

(j)	Section 11.2(p) of the Credit Agreement is hereby amended by replacing the date “December 31, 2009” with the date “December 31, 2010” in the last sentence of such Section.

(k)	Section 11.2(s) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:
“(s)	Restriction on Capital Expenditures. Until January 1, 2011, the Borrowers shall not, and shall not suffer or permit any of the Subsidiaries to, make or commit to make any Capital Expenditures in any Fiscal Year in an aggregate amount in excess of $10,000,000, provided that the amount of any unutilized permitted Capital Expenditures in the 2009 Fiscal Year may be carried forward and utilized during the 2010 Fiscal Year.”
(r)	Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(s)	Schedule C to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule C attached hereto.

6.

2.2 Confirmation.
          Each of the Borrowers confirms and agrees with the Agent and the Lenders that its right to request an increase in the Revolving Facility Available Amount pursuant to Section 2.6 of the Credit Agreement is hereby suspended until December 31, 2010.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties.
          Each of the Borrowers and the Guarantors hereby represents and warrants to the Agent and each Lender as follows (which representations and warranties shall survive the execution and delivery of this Agreement, acknowledging that the Agent and the Lenders are relying thereon without independent inquiry in entering into this Agreement):
(a)	Status and Power. Each Company is a corporation duly incorporated or amalgamated and organized and validly existing under the laws of its jurisdiction of incorporation or amalgamation. Each Company is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required for such Company to carry on its business, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Company has all requisite capacity, power and authority to own, hold under licence or lease its properties, to carry on its business and to otherwise enter into, and carry out the transactions contemplated by, the Loan Documents to which it is a party. None of the Obligors is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(b)	Authorization and Enforcement of Loan Documents. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by each Obligor of this Agreement. Each Obligor has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of each Obligor, enforceable against each Obligor by the Agent and the Lenders in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and (ii) the fact that the courts may deny the granting or enforcement of equitable rights.

(c)	Compliance with Other Instruments. The execution, delivery and performance by each Obligor of this Agreement, and the consummation of the transactions contemplated herein, do not and will not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the articles of incorporation (or amalgamation, as applicable) or by-laws of the Obligors, any Applicable Law or any agreement, lease, licence, permit or other instrument to which any Obligor is a party or is otherwise bound or by which any Obligor benefits or to which its property is subject and do not require the consent or approval of any Official Body or any other Person except as has been obtained. Each Obligor has complied with all Applicable Law in respect of this Agreement and the transactions contemplated herein.

(d)	Compliance with Laws. None of the Companies are in violation of any agreement, employee benefit plan, pension plan, mortgage, franchise, licence, judgment, decree, order, statute, rule or regulation relating in any way to itself, to the operation of its

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business or to its property or assets and which could reasonably be expected to have a Material Adverse Effect.

(e)	Default. No Default or Event of Default under the Credit Agreement has occurred or is continuing.
ARTICLE IV
CONDITIONS PRECEDENT
4.1 Conditions Precedent.
          This Agreement shall not become effective until the Agent and the Lenders shall have received the following all in form and substance satisfactory to the Agent and the Majority Lenders (the date on which such conditions precedent are satisfied is hereinafter referred to as the “Amendment Effective Date”):
(a)	this Agreement shall have been duly executed and delivered to the Agent and each of the Lenders on behalf of the Borrowers and the Guarantors;

(b)	Vitran shall have completed the 2009 Equity Issue on or before September 30, 2009 in an amount equal to or greater than US$20,000,000;

(c)	the Agent shall have received payment of all fees required by them in connection with this Agreement and the fee letter dated as of the date hereof between the Borrowers and the Agent;

(d)	the Lenders party to this Agreement shall have received payment of an upfront fee in an amount equal to 25.0 bps of each such Lender’s Individual Commitment;

(e)	a duly certified resolution of the board of directors of each Borrower authorizing it to execute, deliver and perform its obligations under this Agreement;

(f)	a certificate of a senior officer of each Borrower setting forth specimen signatures of the individuals authorized to sign on their respective behalf;

(g)	a certificate of status or good standing for each Borrower issued by the appropriate governmental body or agency of the jurisdiction in which such Borrower is incorporated or formed;

(h)	a certificate of a senior officer of each Borrower certifying that, inter alia, no Default or Event of Default has occurred and is continuing or would occur or continue immediately after this Agreement becoming effective;

(i)	opinions of Borrowers’ legal counsel with respect to, inter alia, each Borrower, the enforceability of this Agreement and as to such other matters as the Agent may reasonably request, and otherwise in form and substance satisfactory to the Agent; and

(j)	the Agent shall have received all such other certificates, documents, opinions, and information that it reasonably requests.

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ARTICLE V
CONSENT AND CONFIRMATION
5.1 Guarantors Consent
          Each of the Guarantors hereby consents to the amendments to the Credit Agreement provided for in this Agreement and hereby confirms that its respective Guarantee remains in full force and effect with respect to the Secured Obligations under the Credit Agreement as amended by this Agreement.
ARTICLE VI
MISCELLANEOUS
6.1 Further Assurances.
          Each of the parties hereto agrees to execute and deliver or cause to be executed and delivered all such instruments and to take all such action as the other party may reasonably request, and at the expense of such other party in order to more fully effectuate and accomplish the intent and purposes of and to carry out the terms of this Agreement.
6.2 Governing Law.
          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
6.3 Consent to Jurisdiction.
          Each of the Borrowers and the Guarantors hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of any action, suit or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in any such Ontario court. Each of the Borrowers and the Guarantors hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Borrowers and the Guarantors agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in another jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 6.3 shall affect the right of the Agent (on behalf of the Lenders) to bring any suit, action or proceeding against the Borrowers and the Guarantors (or any one or more of them) or their respective assets in the courts of any other jurisdiction.
6.4 Time of the Essence.
          Time shall be of the essence in this Agreement in all respects.
6.5 Counterparts.
          This Agreement may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Counterparts may be executed and delivered in original, facsimile or portable document format (pdf) form to the other parties hereto and the parties hereto agree to accept any such executed counterparts as original signed versions of this Agreement.

9.

          IN WITNESS WHEREOF the parties have executed this Agreement on the date first set out above.

VITRAN CORPORATION INC.		VITRAN EXPRESS CANADA INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz

	Name: Richard E. Gaetz		Name: Richard E. Gaetz
	Title: President and Chief Executive Officer		Title: Chief Executive Officer

VITRAN CORPORATION		JPMORGAN CHASE BANK, N.A., as Agent

By:	/s/ Richard E. Gaetz	By:	/s/ Jeffrey Coleman

	Name: Richard E. Gaetz		Name: Jeffrey Coleman
	Title: Chief Executive Officer		Title: Vice President

JPMORGAN CHASE BANK, N.A., Toronto Branch, as Canadian Lender		JPMORGAN CHASE BANK, N.A. as U.S. Lender

By:	/s/ Jeffrey Coleman	By:	/s/ Jeffrey Coleman

	Name: Jeffrey Coleman		Name: Jeffrey Coleman
	Title: Vice President		Title: Vice President

FIFTH THIRD BANK, as U.S. Lender		FIFTH THIRD BANK, Canadian Branch, as Canadian Lender

By:	/s/ William J. Krummen	By:	/s/ Steve Pepper

	Name: William J. Krummen		Name: Steve Pepper
	Title: Vice President		Title: Vice President

WELLS FARGO BANK, N.A. as U.S. Lender		WELLS FARGO FINANCIAL CORPORATION CANADA, as Canadian Lender

By:	/s/ Carroll W. Steger	By:	/s/ Paul D. Yang

	Name: Carroll W. Steger		Name: Paul D. Yang
	Title: Vice President		Title: Vice President

10.

NATIONAL CITY BANK, as U.S. Lender		NATIONAL CITY BANK, Canada Branch, as Canadian Lender

By:	/s/ Brian V. Ciaverella	By:	/s/ Caroline Stade

	Name: Brian V. Ciaverella		Name: Caroline Stade
	Title: EVP		Title: SVP

		By:	/s/ Bill Hines

Name: Bill Hines
Title: SVP

BANK OF MONTREAL Chicago Branch as U.S. Lender		BANK OF MONTREAL, as Canadian Lender

By:	/s/ Joseph W. Linder	By:	/s/ Sean P. Gallaway

	Name: Joseph W. Linder		Name: Sean P. Gallaway
	Title: Vice President		Title: Vice President

BANK OF AMERICA, N.A. as U.S. Lender		BANK OF AMERICA, N.A. Canada Branch, as Canadian Lender

By:	/s/ Michael K. Makaitis	By:	/s/ Medina Sales de Andrade

	Name: Michael K. Makaitis		Name: Medina Sales de Andrade
	Title: Vice President		Title: Vice President

NATIONAL BANK OF CANADA, New York Branch, as U.S. Lender		NATIONAL BANK OF CANADA, as Canadian Lender

By:	/s/ Peter Fiorillo	By:	/s/ Sonia de Lorenzi

	Name: Peter Fiorillo		Name: Sonia de Lorenzi
	Title: Assistant Vice President Loan Administration		Title: Manager

By:	/s/ Monique Baillergeau	By:	/s/ Gary Flowers

	Name: Monique Baillergeau		Name: Gary Flowers
	Title: Administration Operation & Control		Title: Authorized Signatory

LAURENTIAN BANK OF CANADA, as Canadian Lender

By:	/s/ Raj Butani

Name: Raj Butani
Title: Senior Manager, Commercial Banking

By:	/s/ Nancy Martinello

Name: Nancy Martinello
Title: Senior Manager, Commercial Banking

11.

VITRAN LOGISTICS LIMITED		EXPÉDITEUR T.W. LTÉE

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz

	Name: Richard E. Gaetz		Name: Richard E. Gaetz
	Title: Authorized Signatory		Title: Authorized Signatory

1124708 ONTARIO INC.		1124709 ONTARIO INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz

	Name: Richard E. Gaetz		Name: Richard E. Gaetz
	Title: Authorized Signatory		Title: Authorized Signatory

CAN-AM LOGISTICS INC.		1098304 ONTARIO INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz

	Name: Richard E. Gaetz		Name: Richard E. Gaetz
	Title: Authorized Signatory		Title: Authorized Signatory

ROUT-WAY EXPRESS LINES LTD./LES SERVICES ROUTIERS EXPRESS ROUT LTÉE		DONEY HOLDINGS INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz

	Name: Richard E. Gaetz		Name: Richard E. Gaetz
	Title: Authorized Signatory		Title: Authorized Signatory

VITRAN ENVIRONMENTAL SYSTEMS INC.		SOUTHERN EXPRESS LINE OF ONTARIO LIMITED

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz

	Name: Richard E. Gaetz		Name: Richard E. Gaetz
	Title: Authorized Signatory		Title: Authorized Signatory

0772703 B.C. LTD.		1277050 ALBERTA INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz

	Name: Richard E. Gaetz		Name: Richard E. Gaetz
	Title: Authorized Signatory		Title: Authorized Signatory

12.

VITRAN EXPRESS, INC.		VITRAN EXPRESS WEST INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz

	Name: Richard E. Gaetz		Name: Richard E. Gaetz
	Title: Authorized Signatory		Title: Authorized Signatory

KANSAS MOTOR FREIGHT CORP.		R.A. CHRISTOPHER, INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz

	Name: Richard E. Gaetz		Name: Richard E. Gaetz
	Title: Authorized Signatory		Title: Authorized Signatory

VITRAN LOGISTICS, INC.		FRONTIER TRANSPORT CORPORATION

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz

	Name: Richard E. Gaetz		Name: Richard E. Gaetz
	Title: Authorized Signatory		Title: Authorized Signatory

PJAX, INC.		VITRAN LOGISTICS CORP.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz

	Name: Richard E. Gaetz		Name: Richard E. Gaetz
	Title: Authorized Signatory		Title: Authorized Signatory

LAS VEGAS/L.A. EXPRESS, INC.

By:	/s/ Richard E. Gaetz

Name: Richard E. Gaetz
Title: Authorized Signatory

SCHEDULE A
PRICING GRID
APPLICABLE MARGIN

		Acceptance Fee	Prime Rate Loan
		LIBOR Loan	Base Rate Canada
		Letters of Credit	Loan
	Debt to	(other than EDC	Base Rate New York		EDC
Pricing	EBITDA	Guaranteed L/Cs)*	Loan	Standby Fee	Guaranteed L/Cs*
Level	Ratio	(bp)	(bp)	(bp)	(bp)
Level I	<3. 00x	250.0	150.0	50.0	62.5
Level II	≥3.00 and < 3.50x	300.0	200.0	50.0	62.5
Level III	≥3.50 and < 4.00x	350.0	250.0	50.0	62.5
Level IV	≥4.00 and < 4.50x	400.00	300.0	50.0	62.5
Level V	≥4.50x and <5.00x	450.0	350.0	50.0	62.5
Level VI	>5.00x	500.0	400.0	50.0	62.5

*	Letters of Credit will be subject to a fronting fee of 12.5 bps

SCHEDULE C
COMPLIANCE CERTIFICATE

TO:	JPMorgan Chase Bank, N.A., Toronto Branch Suite 1800, Royal Bank Plaza South Tower, 200 Bay Street Toronto, ON M5J 2J2 Attention: Mr. Jeff Coleman
I,                                         , a senior officer of Vitran Corporation Inc. (“Vitran”), in such capacity and not personally, hereby certify that:
1.	I am the duly appointed of Vitran, a borrower named in the credit agreement dated as of July 31, 2007 between Vitran, Vitran Express Canada Inc., Vitran Corporation, JPMorgan Chase Bank, N.A., as agent, and the Lenders referred to therein (as amended to the date hereof, the “Credit Agreement”) and as such I am providing this certificate for and on behalf of Vitran pursuant to the Credit Agreement.

2.	I am familiar with and have examined the provisions of the Credit Agreement including, without limitation, those of Article 10, Article 11 and Article 13 therein.

3.	As of the last day of or for the Fiscal Quarter ending , the financial ratios and amounts referred to in Sections 11.1(b) — 11.1(g) and 11.1(jj) of the Credit Agreement are as follows:

		Actual Amount	Required Limit
(a)	Debt to EBITDA Ratio	___:1	See Section 11.1.(b)
(b)	U.S. Borrower Debt to EBITDA Ratio	___:1	See Section 11.1.(c)
(c)	EBITDAR to Interest Expenses and Rent Ratio	___:1	See Section 11.1.(d)
(d)	Asset Coverage Ratio/ Monthly Asset Coverage Ratio	___:1	See Section 11.1.(e)
(e)	U.S. Asset Coverage Ratio/ Monthly U.S. Asset Coverage Ratio	___:1	See Section 11.1.(f)
(f)	Equity	US$ _______	See Section 11.1.(g)

(g)	Minimum Rolling Twelve Month EBITDA	US$ _______	See Section 11.1.(jj)

4.	Attached hereto are detailed calculations of the foregoing financial ratios and amounts, including in respect of the Asset Coverage Ratio (or Monthly Asset Coverage Ratio) and the U.S. Asset Coverage Ratio (or Monthly U.S. Asset Coverage Ratio), detailed calculations of the Receivables Value, Eligible Real Property and Eligible Equipment for both Vitran and the U.S. Borrower, each on a consolidated basis.

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5.	As of the last day of or for the Fiscal Quarter ending , a description (including amount, name of creditor and name of debtor) of the Debt of all U.S. Obligors in favour of Canadian Obligors is attached hereto.

6.	Attached as a schedule hereto is a true and complete list of each serial numbered good which was acquired and disposed of by each Obligor during the Fiscal Quarter ending setting forth the year, the make, the model, the serial number or vehicle identification number and the location of each such serial numbered good. With respect to each such serial numbered good registered in Canada (or in any Province therein), the Borrowers have registered Personal Property Security Act financing statements in favour of the Agent, in form and substance satisfactory to the Agent, in each applicable Canadian jurisdiction describing such serial numbered goods. With respect to each such serial numbered good registered in the United States, the Borrowers have caused all applicable certificates of title to be submitted to VINtek, Inc., in its capacity as custodial administrator for the Agent. [If all such registrations and deliveries have not been completed, please describe.]

7.	To the best of my knowledge, information and belief and after due inquiry, no Default or Event of Default has occurred and is continuing as at the date hereof.

8.	Unless the context otherwise requires, capitalized terms in the Credit Agreement which appear herein without definitions shall have the meanings ascribed thereto in the Credit Agreement.

DATED this ___day of , .

Name:
Title: